Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports December 2018
Operational Performance

CHICAGO, Jan. 9, 2019- United Airlines (UAL) today reported December 2018 operational results.
UAL’s December 2018 consolidated traffic (revenue passenger miles) increased 6.9 percent and consolidated capacity (available seat miles) increased 6.4 percent versus December 2017. UAL’s December 2018 consolidated load factor increased 0.4 points compared to December 2017.
December Highlights

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Announced UAL's largest ever international network expansion from San Francisco International Airport by offering nonstop year-round service to Toronto and Melbourne, Australia, seasonal service to New Delhi and a second daily flight between San Francisco and Seoul, South Korea - all subject to government approvals. In addition to the new routes, UAL will begin new year-round nonstop service between San Francisco and each of Auckland, New Zealand, Tahiti, French Polynesia and Amsterdam.

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Announced the addition of 11 new routes from UAL's hubs in Chicago, Houston, Los Angeles and Washington, D.C. The company’s new summer service, beginning in June 2019, will connect customers to popular summer vacation destinations in California, Colorado, Florida, Oregon, Michigan and Nova Scotia.

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MileagePlus loyalty program was voted Best Overall Frequent-Flyer Program in the world for the 15th consecutive year by readers of Global Traveler and was awarded the 2018 Frequent Traveler Titan Award for the Americas.

About United
United Airlines and United Express operate approximately 4,800 flights a day to 353 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 770 mainline aircraft and the airline's United Express carriers operate 559 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

United Reports December 2018 Operational Performance / Page 2

Preliminary Operational Results

	December			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	11,058,944	10,479,105	5.5%	132,954,893	124,267,502	7.0%
Mainline	8,982,444	8,578,667	4.7%	108,634,884	102,312,669	6.2%
Regional	2,076,500	1,900,438	9.3%	24,320,009	21,954,833	10.8%
International	8,270,205	7,596,002	8.9%	97,199,892	91,992,999	5.7%
Atlantic	2,986,741	2,645,206	12.9%	40,610,724	36,220,795	12.1%
Pacific	3,108,677	2,880,088	7.9%	34,414,147	33,890,639	1.5%
Latin	2,174,787	2,070,708	5.0%	22,175,021	21,881,565	1.3%
Mainline	2,085,568	1,987,076	5.0%	21,255,941	21,019,723	1.1%
Regional	89,219	83,632	6.7%	919,080	861,842	6.6%
Consolidated	19,329,149	18,075,107	6.9%	230,154,785	216,260,501	6.4%

AVAILABLE SEAT MILES (000)
Domestic	13,295,896	12,476,108	6.6%	155,637,292	145,848,600	6.7%
Mainline	10,757,911	10,173,407	5.7%	126,385,402	119,208,926	6.0%
Regional	2,537,985	2,302,701	10.2%	29,251,890	26,639,674	9.8%
International	10,076,215	9,486,777	6.2%	119,624,405	116,537,327	2.6%
Atlantic	3,671,224	3,343,547	9.8%	49,721,287	47,297,821	5.1%
Pacific	3,835,983	3,660,168	4.8%	43,406,455	42,831,318	1.3%
Latin	2,569,008	2,483,062	3.5%	26,496,663	26,408,188	0.3%
Mainline	2,457,018	2,376,570	3.4%	25,279,532	25,238,343	0.2%
Regional	111,990	106,492	5.2%	1,217,131	1,169,845	4.0%
Consolidated	23,372,111	21,962,885	6.4%	275,261,697	262,385,927	4.9%

PASSENGER LOAD FACTOR
Domestic	83.2%	84.0%	(0.8) pts	85.4%	85.2%	0.2 pts
Mainline	83.5%	84.3%	(0.8) pts	86.0%	85.8%	0.2 pts
Regional	81.8%	82.5%	(0.7) pts	83.1%	82.4%	0.7 pts
International	82.1%	80.1%	2.0 pts	81.3%	78.9%	2.4 pts
Atlantic	81.4%	79.1%	2.3 pts	81.7%	76.6%	5.1 pts
Pacific	81.0%	78.7%	2.3 pts	79.3%	79.1%	0.2 pts
Latin	84.7%	83.4%	1.3 pts	83.7%	82.9%	0.8 pts
Mainline	84.9%	83.6%	1.3 pts	84.1%	83.3%	0.8 pts
Regional	79.7%	78.5%	1.2 pts	75.5%	73.7%	1.8 pts
Consolidated	82.7%	82.3%	0.4 pts	83.6%	82.4%	1.2 pts

ONBOARD PASSENGERS (000)
Mainline	9,448	9,006	4.9%	113,885	108,017	5.4%
Regional	3,744	3,436	9.0%	44,445	40,050	11.0%
Consolidated	13,192	12,442	6.0%	158,330	148,067	6.9%

CARGO REVENUE TON MILES (000)
Total	302,575	301,330	0.4%	3,424,625	3,315,902	3.3%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	67.5%	69.1%	(1.6) pts
Mainline Completion Factor	99.8%	99.8%	0.0 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports December 2018 Operational Performance / Page 3

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers, the operations of our code share partners or the aircraft operated by another airline of the same model as operated by us, our regional carriers or our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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